EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2023 Financial Results

•
Revenue of $1.0 billion, up 26% sequentially and above the midpoint of guidance
•
Semiconductor market revenue of $440 million, up 42% sequentially and above high end of guidance
•
Gross margin of 46.9%, above high end of guidance
•
GAAP net loss per share of $26.47, which includes goodwill and intangible asset impairments
•
Non-GAAP net earnings per diluted share of $1.32, above the midpoint of guidance

Andover, MA, August 2, 2023 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported second quarter 2023 financial results.

“We delivered strong results in the second quarter, led by solid execution and disciplined cost management,” said John T.C. Lee, President and Chief Executive Officer.

Mr. Lee added, “Longer term, we are very excited about how we are positioned to capitalize on multiple secular tailwinds that are driving our served markets. AI, cloud, virtual reality, and electrification are among the applications powering the need for innovation in advanced electronics devices, and the critical solutions that we have added with the Atotech acquisition have made MKS foundational to enabling that innovation.”

“We delivered revenue and Non-GAAP net earnings per diluted share above the midpoint of our guidance for the quarter and continue to make great progress on the integration of Atotech,” said Seth H. Bagshaw, Executive Vice President and Chief Financial Officer. “The non-cash impairment charges we recorded this quarter, primarily resulting from softer demand in the PC and smartphone markets and higher interest rates, do not temper our enthusiasm for what we are building in Electronics & Packaging. We believe we are poised to benefit from an eventual market recovery.”

Mr. Bagshaw added, “Near-term, we continue to expect MKS’ total revenue in the second half of the year to be slightly higher than first half levels, driven by modest improvements across all three of our end markets. We also expect cash flow to normalize in the third quarter and look forward to making steady progress in de-levering the balance sheet.”

Third Quarter 2023 Outlook

The Company expects for the third quarter of 2023, revenue of $930 million, plus or minus $50 million, Adjusted EBITDA of $210 million, plus or minus $26 million, and Non-GAAP net earnings per diluted share of $0.98, plus or minus $0.29.

Conference Call Details

A conference call with management will be held on Thursday, August 3, 2023 at 8:00 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, ransomware remediation costs, restructuring and other expense, goodwill and intangible asset impairments or other asset impairments, debt refinancing, prepayments of term loan principal, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our acquisition of Atotech Limited (“Atotech”) in August 2022 (the “Atotech Acquisition”), timing of ransomware remediation, and interest rate and refinancing environment, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

				Year to Date
	Q2 2023	Q1 2023	Q2 2022	Q2 2023	Q2 2022
Net Revenues
Semiconductor	$440	$309	$515	$750	$1,003
Electronics and Packaging	225	222	49	447	109
Specialty Industrial	338	263	201	600	395
Total net revenues	$1,003	$794	$765	$1,797	$1,507
GAAP Financial Measures
Gross margin	46.9%	42.2%	44.2%	44.8%	44.6%
Operating margin	(169.1%)	0.1%	21.5%	(94.3%)	22.3%
Net (loss) income	$(1,769)	$(42)	$130	$(1,812)	$273
Diluted (loss) earnings per share	$(26.47)	$(0.64)	$2.32	$(27.14)	$4.89
Non-GAAP Financial Measures
Gross margin	46.9%	42.2%	44.2%	44.8%	44.6%
Operating margin	22.6%	12.1%	24.1%	17.9%	24.8%
Net earnings	$88	$32	$145	$120	$296
Diluted earnings per share	$1.32	$0.48	$2.59	$1.80	$5.31

Additional Financial Information

At June 30, 2023, the Company had $758 million in cash and short-term investments, $5.1 billion of secured term loan principal outstanding, and up to $500 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the second quarter of 2023, the Company paid a cash dividend of $15 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS”, the “Company”, “our”, or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the need to generate sufficient cash flows to service and repay the substantial indebtedness we incurred in connection with the Atotech Acquisition; the terms of our existing credit facilities under which we incurred such debt; our entry into the chemicals technology business through the Atotech Acquisition, in which we do not have experience and which may expose us to significant additional liabilities; the risk that we are unable to integrate the Atotech Acquisition successfully or realize the anticipated synergies, cost savings and other benefits of the Atotech Acquisition; the ongoing assessment of the ransomware incident we identified on February 3, 2023, including legal, reputational, financial and contractual risks resulting from the incident, and other risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business and the businesses of Atotech and Electro Scientific Industries, Inc., which we acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand and the impact of COVID-19 or any other pandemic, including with respect to such supply chain disruptions, component shortages and price increases; risks associated with doing business internationally, including trade compliance, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning local and international operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net revenues:
Products	$885	$712	$664	$1,597	$1,312
Services	118	82	101	200	195
Total net revenues	1,003	794	765	1,797	1,507
Cost of revenues:
Products	470	409	377	878	737
Services	63	50	50	113	98
Total cost of revenues (exclusive of amortization shown separately below)	533	459	427	991	835
Gross profit	470	335	338	806	672
Research and development	75	72	53	147	105
Selling, general and administrative	172	174	101	348	193
Acquisition and integration costs	5	6	2	11	10
Restructuring	11	1	3	12	5
Amortization of intangible assets	76	81	15	157	30
Goodwill and intangible asset impairments	1,827	—	—	1,827	—
Gain on sale of long-lived assets	—	—	—	—	(7)
(Loss) income from operations	(1,696)	1	164	(1,696)	336
Interest income	(4)	(3)	(1)	(7)	(1)
Interest expense	88	85	7	173	13
Other expense (income), net	11	(2)	2	9	(3)
(Loss) income before income taxes	(1,791)	(79)	156	(1,871)	327
(Benefit) provision for income taxes	(22)	(37)	26	(59)	54
Net (loss) income	$(1,769)	$(42)	$130	$(1,812)	$273
Net (loss) income per share:
Basic	$(26.47)	$(0.64)	$2.33	$(27.14)	$4.90
Diluted	$(26.47)	$(0.64)	$2.32	$(27.14)	$4.89
Cash dividend per common share	$0.22	$0.22	$0.22	$0.44	$0.44
Weighted average shares outstanding:
Basic	66.8	66.7	55.7	66.8	55.6
Diluted	66.8	66.7	55.8	66.8	55.8

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	June 30,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$757	$909
Short-term investments	1	1
Accounts receivable, net	631	720
Inventories	1,036	977
Other current assets	303	187
Total current assets	2,728	2,794
Property, plant and equipment, net	777	800
Right-of-use assets, net	237	234
Goodwill	2,575	4,308
Intangible assets, net	2,728	3,173
Other assets	185	186
Total assets	$9,230	$11,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$88	$93
Accounts payable	314	426
Other current liabilities	433	433
Total current liabilities	835	952
Long-term debt, net	4,819	4,834
Non-current deferred taxes	628	783
Non-current accrued compensation	143	138
Non-current lease liabilities	217	215
Other liabilities	93	90
Total liabilities	6,735	7,012
Stockholders' equity
Common stock	—	—
Additional paid-in capital	2,168	2,142
Retained earnings	431	2,272
Accumulated other comprehensive (loss) income	(104)	69
Total stockholders' equity	2,495	4,483
Total liabilities and stockholders' equity	$9,230	$11,495

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss) income	$(1,769)	$(42)	$130	$(1,812)	$273
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	101	107	28	208	56
Goodwill and intangible asset impairments	1,827	—	—	1,827	—
Unrealized loss on derivatives not designated as hedging instruments	6	13	4	20	7
Amortization of debt issuance costs and original issue discounts	7	8	—	15	—
Gain on sale of long-lived assets	—	—	—	—	(7)
Stock-based compensation	13	18	13	31	21
Provision for excess and obsolete inventory	12	18	3	30	7
Deferred income taxes	(109)	(10)	—	(120)	(2)
Other	1	—	2	1	2
Changes in operating assets and liabilities, net of acquired assets and liabilities	(148)	(75)	(75)	(222)	(211)
Net cash (used in) provided by operating activities	(59)	37	105	(22)	146
Cash flows from investing activities:
Purchases of investments	—	—	(1)	—	(1)
Maturities of investments	—	—	41	—	76
Proceeds from sale of long-lived assets	—	—	—	1	7
Purchases of property, plant and equipment	(18)	(17)	(64)	(35)	(83)
Net cash used in investing activities	(18)	(17)	(24)	(34)	(1)
Cash flows from financing activities:
Proceeds from borrowings	—	2	3	1	6
Payments of borrowings	(22)	(23)	(6)	(45)	(8)
Dividend payments	(15)	(15)	(12)	(29)	(24)
Net proceeds (payments) related to employee stock awards	1	(6)	1	(5)	(5)
Other financing activities	1	(1)	—	—	—
Net cash used in financing activities	(35)	(43)	(14)	(78)	(31)
Effect of exchange rate changes on cash and cash equivalents	(11)	(6)	(13)	(18)	(15)
(Decrease) increase in cash and cash equivalents	(123)	(29)	54	(152)	99
Cash and cash equivalents at beginning of period	880	909	1,011	909	966
Cash and cash equivalents at end of period	$757	$880	$1,065	$757	$1,065

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net (loss) income	$(1,769)	$(42)	$130	$(1,812)	$273
Acquisition and integration costs (Note 1)	5	6	2	11	10
Restructuring (Note 2)	11	1	3	12	5
Goodwill and intangible asset impairments (Note 3)	1,827	—	—	1,827	—
Amortization of debt issuance costs (Note 4)	5	6	—	11	—
Ransomware incident (Note 5)	4	7	—	11	—
Gain on sale of long-lived assets (Note 6)	—	—	—	—	(7)
Currency hedge gain (Note 7)	—	—	—	—	(5)
Amortization of intangible assets	76	81	15	157	30
Windfall tax expense (benefit) on stock-based compensation (Note 8)	1	—	—	1	(1)
Foreign tax rate adjustment (Note 9)	—	(3)	—	(2)
Tax effect of Non-GAAP adjustments (Note 10)	(72)	(24)	(5)	(96)	(9)
Non-GAAP net earnings	$88	$32	$145	$120	$296
Non-GAAP net earnings per diluted share	$1.32	$0.48	$2.59	$1.80	$5.31
Weighted average diluted shares outstanding	67.0	66.8	55.8	66.9	55.8

Net cash (used in) provided by operating activities	$(59)	$37	$105	$(22)	$146
Purchases of property, plant and equipment	(18)	(17)	(64)	(35)	(83)
Free cash flow	$(77)	$20	$41	$(57)	$63

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
GAAP and Non-GAAP gross profit	$470	$335	$338	$806	$672
GAAP and Non-GAAP gross margin	46.9%	42.2%	44.2%	44.8%	44.6%
Operating expenses	$2,166	$334	$174	$2,502	$336
Acquisition and integration costs (Note 1)	5	6	2	11	10
Restructuring (Note 2)	11	1	3	12	5
Goodwill and intangible asset impairments (Note 3)	1,827	—	—	1,827	—
Ransomware incident (Note 5)	4	7	—	11	—
Gain on sale of long-lived assets (Note 6)	—	—	—	—	(7)
Amortization of intangible assets	76	81	15	157	30
Non-GAAP operating expenses	$243	$240	$154	$484	$298
(Loss) income from operations	$(1,696)	$1	$164	$(1,696)	$336
Operating margin	(169.1%)	0.1%	21.5%	(94.3%)	22.3%
Acquisition and integration costs (Note 1)	5	6	2	11	10
Restructuring (Note 2)	11	1	3	12	5
Goodwill and intangible asset impairments (Note 3)	1,827	—	—	1,827	—
Ransomware incident (Note 5)	4	7	—	11	—
Gain on sale of long-lived assets (Note 6)	—	—	—	—	(7)
Amortization of intangible assets	76	81	15	157	30
Non-GAAP income from operations	$227	$96	$184	$322	$374
Non-GAAP operating margin	22.6%	12.1%	24.1%	17.9%	24.8%
Interest expense, net	84	82	6	166	12
Amortization of debt issuance costs (Note 4)	5	6	—	11	—
Non-GAAP interest expense, net	79	76	6	155	12
Net (loss) income	$(1,769)	$(42)	$130	$(1,812)	$273
Interest expense, net	84	82	6	166	12
(Benefit) provision for income taxes	(22)	(37)	26	(59)	54
Depreciation	25	26	13	51	26
Amortization of intangible assets	76	81	15	157	30
EBITDA	$(1,606)	$110	$190	$(1,497)	$395
Stock-based compensation	13	18	13	31	21
Acquisition and integration costs (Note 1)	5	6	2	11	10
Restructuring (Note 2)	11	1	3	12	5
Goodwill and intangible asset impairments (Note 3)	1,827	—	—	1,827	—
Ransomware incident (Note 5)	4	7	—	11	—
Gain on sale of long-lived assets (Note 6)	—	—	—	—	(7)
Currency hedge gain (Note 7)	—	—	—	—	(5)
Adjusted EBITDA	$254	$142	$208	$395	$419
Adjusted EBITDA margin	25.3%	17.8%	27.2%	22.0%	27.8%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended June 30, 2023			Three Months Ended March 31, 2023
	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate	(Loss) Income Before Income Taxes	Benefit for Income Taxes	Effective Tax Rate
GAAP	$(1,791)	$(22)	1.2%	$(79)	$(37)	46.6%
Acquisition and integration costs (Note 1)	5	—		6	—
Restructuring (Note 2)	11	—		1	—
Goodwill and intangible asset impairments (Note 3)	1,827	—		—	—
Amortization of debt issuance costs (Note 4)	5	—		6	—
Ransomware incident (Note 5)	4	—		7	—
Amortization of intangible assets	76	—		81	—
Windfall tax expense (benefit) on stock-based compensation (Note 8)	—	(1)		—	—
Foreign tax rate adjustment (Note 9)	—	—		—	3
Tax effect of Non-GAAP adjustments (Note 10)	—	72		—	24
Non-GAAP	$137	$49	35.5%	$23	$(10)	(46.8%)

	Three Months Ended June 30, 2022
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$156	$26	17.0%
Acquisition and integration costs (Note 1)	2	—
Restructuring (Note 2)	3	—
Amortization of intangible assets	15	—
Tax effect of Non-GAAP adjustments (Note 10)	—	5
Non-GAAP	$176	$31	18.0%

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
GAAP	$(1,871)	$(59)	3.2%	$327	$54	16.6%
Acquisition and integration costs (Note 1)	11	—		10	—
Restructuring (Note 2)	12	—		5	—
Goodwill and intangible asset impairments (Note 3)	1,827	—		—	—
Amortization of debt issuance costs (Note 4)	11	—		—	—
Ransomware incident (Note 5)	11	—		—	—
Gain on sale of long-lived assets (Note 6)	—	—		(7)	—
Currency hedge gain (Note 7)	—	—		(5)
Amortization of intangible assets	157	—		30	—
Windfall tax expense (benefit) on stock-based compensation (Note 8)	—	(1)		—	1
Foreign tax rate adjustment (Note 9)	—	2		—	—
Tax effect of Non-GAAP adjustments (Note 10)	—	96		—	9
Non-GAAP	$158	$38	24.2%	$360	$64	18.0%

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Note 1: Acquisition and integration costs primarily related to the Atotech Acquisition.

Note 2: Restructuring costs during the three and six months ended June 30, 2023 and the three months ended March 31, 2023, primarily related to severance costs due to global cost-saving initiatives. Restructuring costs during the three and six months ended June 30, 2022 primarily related to severance costs due to a global cost-saving initiative and the closure of two facilities in Europe.

Note 3: During the three months ended June 30, 2023, we noted softer industry demand, particularly in the personal computer and smartphone markets and concluded there was a triggering event at our Materials Solutions Division, which represents the former Atotech business, and Equipment Solutions Business, which represents the former Electro Scientific Industries business and is a reporting unit of our Photonics Solutions Division. We performed a quantitative assessment which resulted in an impairment of $1.3 billion for our Materials Solutions Division and $0.5 billion for our Equipment Solutions Business.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our term loan facility.

Note 5: We recorded costs, net of recoveries, associated with the ransomware incident we identified on February 3, 2023. These costs were primarily comprised of various third-party consulting services, including forensic experts, restoration experts, legal counsel, and other information technology and accounting professional expenses, enhancements to our cybersecurity measures, and costs to restore our systems and access our data.

Note 6: We recorded a gain on the sale of a minority interest investment in a private company.

Note 7: We realized a gain from a euro currency contract used to hedge our financing in connection with the Atotech Acquisition. The contract expired on January 31, 2022.

Note 8: We recorded windfall tax expenses (benefits) on the vesting of stock-based compensation.

Note 9: We recorded a reduction in benefit for income taxes for a retrospective approval of an income tax rate reduction from a foreign jurisdiction.

Note 10: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.